                                EXHIBIT (1.5)

                          THE BRADFORD FUNDS, INC.

                           ARTICLES SUPPLEMENTARY
                         INCREASING AUTHORIZED STOCK
                    AS AUTHORIZED BY SECTION 2-105(c) OF
                    THE MARYLAND GENERAL CORPORATION LAW


         The Bradford Funds, Inc., a Maryland corporation (hereinafter, the "Corporation"), having its principal office in Maryland at 32 South Street, Baltimore, Maryland 21202-3422 c/o The Corporation Trust Incorporated, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST:   In accordance with Section 2-105(c) of the Maryland
         General Corporation Law, the Board of Directors has increased the authorized capital stock of the Corporation to 5,000,000,000 shares of Common Stock (par value $.001 per share).

                 SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

                 THIRD:   (a)  As of immediately before the increase the total
         number of shares of stock of all classes which the Corporation has authority to issue is 1,500,000,000 shares of Common Stock (par value $.001 per share).

                          (b)  As increased the total number of shares
         of stock of all classes which the Corporation has authority to issue is 5,000,000,000 shares of Common Stock (par value $.001 per share).

                          (c)  The aggregate par value of all shares
         having a par value is $1,500,000 before the increase and $5,000,000 as increased.

         IN WITNESS WHEREOF, The Bradford Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on February 10, 1997.


ATTEST:                                             THE BRADFORD FUNDS, INC.


/s/ Randall R. Harness                              By /s/ Allan L. Erb
-----------------------------                         --------------------------
Randall R. Harness, Secretary                          Allan L. Erb, President

         THE UNDERSIGNED, President of The Bradford Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                                 /s/ Allan L. Erb
                                                 -------------------------------
                                                 Allan L. Erb, President





                                      2